UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 20, 2020

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	UAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 20, 2020, the average closing price of the common units, par value $0.01 (the “Common Units”) of CVR Partners, LP (the “Partnership”) over a consecutive 30 trading-day period fell below $1.00. As a result, on April 22, 2020, the Partnership received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that it no longer satisfies the continued listing compliance standards set forth under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). Under the NYSE’s rules, the Partnership has six months following receipt of this Notice to regain compliance with this minimum unit price requirement. However, due to the unprecedented market-wide declines as a result of the ongoing spread of COVID-19, the Securities and Exchange Commission approved the NYSE’s request to toll the six month compliance period through and including June 30, 2020. As a result the Partnership has until January 1, 2021 (the “Cure Period”) to regain compliance with this continued listing standard.

As required by the NYSE, on April 24, 2020, the Partnership notified the NYSE that it intends to cure the deficiency and return to compliance with the NYSE’s continued listing requirements. The Partnership intends to monitor the closing price of its Common Units and consider available options if its Common Units do not trade at a level likely to result in the Partnership regaining compliance with Section 802.01C by January 1, 2021.

The Partnership can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period, the Common Units have a closing unit price of at least $1.00 and an average closing unit price of at least $1.00 over the consecutive 30 trading-day period ending on the last trading day of that month. Under NYSE rules, the Common Units will continue to be listed on the NYSE during this Cure Period, subject to the Partnership’s compliance with other continued listing requirements. The Common Units symbol “UAN” will be assigned a “.BC” indicator by the NYSE to signify that the Partnership currently is not in compliance with the NYSE’s continued listing requirements. If the Partnership fails to regain compliance with Section 802.01C during the Cure Period, the Common Units will be subject to the NYSE’s suspension and delisting procedures. If the Common Units ultimately were to be delisted for any reason, such delisting could negatively impact the Partnership by, among other things, reducing the liquidity and market price of our Common Units, reducing the number of investors willing to hold or acquire our Common Units, and limiting our ability to issue securities or obtain financing in the future.

Item 7.01. Regulation FD Disclosure.

In connection with the receipt of the Notice, the Partnership issued a press release on April 24, 2020, a copy of which is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1.

Items 7.01 and 9.01 of this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Press Release of CVR Partners LP, dated April 24, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Tracy D. Jackson
Tracy D. Jackson
Executive Vice President and Chief Financial Officer